Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of The Prudential Variable Contract Account-24 (“Registration Statement”) of our report dated April 21, 2017, relating to the financial statements of the subaccounts listed in Appendix A, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 24, 2017, relating to the consolidated financial statements of The Prudential Insurance Company of America, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

April 21, 2017

Appendix A

•	Prudential Equity Portfolio (Class I)
•	Prudential Diversified Bond Portfolio
•	Prudential Flexible Managed Portfolio
•	Prudential Conservative Balanced Portfolio
•	Prudential Stock Index Portfolio
•	Prudential Global Portfolios
•	Prudential Government Income Portfolio

Consent of Independent Registered Public Accounting Firm

The Committee

The Prudential Variable Contract Account-10 and The Prudential Variable Contract Account-11:

We consent to the use of our reports, dated February 16, 2017, with respect to the statements of assets and liabilities of The Prudential Variable Contract Account-10 and The Prudential Variable Contract Account-11 (the “Funds”), including the portfolios of investments, as of December 31, 2016, and the related statements of operations for the year then ended, statements of changes in net assets for each of the years in the two-year period then ended, and financial highlights for each of the years in the five-year period then ended, incorporated by reference herein. We also consent to the references to our firm under the headings “Financial Highlights” and “Change in Independent Registered Public Accounting Firm” in the prospectus and “Financial Statements” and “Change in Independent Registered Public Accounting Firm: VCA 11” in the Statement of Additional Information.

New York, New York

April 21, 2017